Exhibit 10.5

Certain information as identified with “[XXX]” has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Mountain Forest Farm Lease Agreement

Party A: Yichun City Sunshine Manor Disabled Planting, Breeding and Development Co., Ltd. (hereinafter referred to as Party A)

Party B: Jiangxi Kenongwo Technology Co., Ltd. (hereinafter referred to as Party B)

In order to better allocate resources and utilize assets, after friendly consultation between both parties, Party A has agreed to lease to Party B the mountain forest behind the Yang family houses and breeding farm which are legally under Party A’s contractual operation. The relevant agreements are as follows:

1. Lease area of mountain forest and farm: the total area is approximately 13,339 square meters.

2. Lease content: trees and woods in the mountain forest, breeding farm and buildings on the ground.

3. Lease time: [    ], 20[    ] to [    ], 20[     ].

4. Lease amount: RMB [    ] YUAN.

5. Payment method: One-time payment into the company account of Yichun Sunshine Manor Disabled Planting, Breeding and Development Co., Ltd. (account number: [XXX] account name: Yichun Sunshine Manor Disabled Planting, Breeding and Development Co., Ltd., Bank: Yichun City West Branch of Agricultural Bank of China Limited)

6. Other matters:

1). Party B shall go through the procedures of cutting down trees during the lease period, for which Party A has no responsibilities.

2). During the lease period, Party B has the right to operate and manage the forest land and to reconstruct or alter the original farm.

3). Party B shall go through the formalities for approval and environmental protection of the reconstruction or alteration project, which has nothing to do with Party A.

7. Matters not covered in this contract shall be settled by both parties through consultation.

8. This contract is made in duplicate, with Party A and Party B each holding one copy. The contract shall come into force after being signed and sealed.

Signature of Party A (Seal):	Yichun Sunshine Manor Disabled Planting, Breeding and Development Co., Ltd.

Signature of Party B (Seal):	Jiangxi Kenongwo Technology Co., Ltd. Special Seal for Contractual Uses

[ ], 20[ ]